Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated February 26, 2021, for Growth Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Small-Mid Cap Core Fund, Small-Mid Cap Growth Fund, Small Cap Growth Fund, Small Cap Value Fund, Global Leaders Fund, International Leaders Fund, International Growth Fund, Institutional International Growth Fund, International Small Cap Growth Fund, Emerging Markets Leaders Fund, Emerging Markets Growth Fund, Emerging Markets Small Cap Growth Fund, Bond Fund, Income Fund, Low Duration Fund and Macro Allocation Fund (the Funds comprising the William Blair Funds) for the year ended December 31, 2020 in the Registration Statement (Form N-1A) of William Blair Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 139 to the Registration Statement under the Securities Act of 1933 (Registration No. 033-17463 and 811-05344).

/s/ Ernst & Young LLP

Chicago, IL

April 30, 2021